EMPLOYMENT AGREEMENT


          AGREEMENT, dated as of the 1st day of February, 2005, between Dataram Corporation (the "Company"), a New Jersey corporation having a mailing address at P.O. Box 7528, Princeton, New Jersey 08543-7528, and Jeffrey H. Duncan (the "Executive"), an individual having a mailing address at 2353 Pennington Road, Pennington, NJ 08534.

          WHEREAS, the Executive presently serves as the Company's Vice President of Manufacturing; and

          WHEREAS, the Company desires to employ the Executive, and the Executive desires to be employed by the Company, on the terms and conditions set forth in this Agreement; and

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

          1. Term Of Employment. The Company will employ the Executive, and the Executive hereby accepts employment by the Company, on the terms and conditions contained in this Agreement for the period commencing upon the date of this Agreement and ending April 30, 2005. If not terminated in accordance with Subsection 5.1 of this Agreement, the term of the Executive's employment under this Agreement (the "Term") will continue thereafter on a year to year basis, subject to the respective rights of the Executive and the Company to terminate the Term pursuant to Section 5 below.

          2.  Duties.

              2.1 Position. During the Term, the Executive shall serve as the Company's Vice President of Manufacturing, with such additions to the scope of the duties of his employment within the Company's field of operations or those of the Company's subsidiaries or affiliated corporations as the Board of Directors and the Executive may agree.

              2.2 Time. The Executive shall devote all of his business time, energy and skill to the affairs of the Company and its subsidiaries and affiliated corporations and to the promotion of their interests, provided that the Executive may serve as a director of such business and not-for-profit corporations, and as a principal of businesses and other ventures, as the Board of Directors shall permit in its discretion.





         3.  Compensation.

              3.1 Base Compensation. During the Term, the Company shall pay the Executive a salary at the rate of $179,088 per annum, payable in equal installments in accordance with the Company's normal practices for payment of executives. In addition, the Executive shall be entitled to an automobile allowance of $7,800 a year. The Executive's salary shall be reviewed by the Company annually on its anniversary date commencing as of May 1, 2005. Any increases in salary shall be at the sole discretion of the Board of Directors.

              3.2 Bonus Compensation. The Executive may participate in such bonus programs as the Company may have in place, from time to time, at the sole discretion of the Board of Directors.

              3.3 Reimbursement for Expenses. During the Term, the Company will reimburse the Executive for all documented expenses properly incurred by the Executive in the performance of the Executive's duties under this Agreement.

              3.4 Stock Options. Based upon performance, the Company will consider the Executive for stock options or additional options under any Stock Option Plan in effect from time to time for the benefit of executives of the Company. All such options as may be granted shall be evidenced by written Option Agreements.

              3.5 Other Benefits. In addition to the benefits specified in Sections 3.1 through 3.4, during the Term the Executive will be entitled to participate in any present and future life insurance, disability insurance, health insurance, pension, retirement and similar plans adopted by the Company for the general and overall benefit of its employees or its principal executives.

              3.6 Withholding. The Company shall have the right to withhold from any amounts payable hereunder any amounts required to be withheld by the appropriate taxing authorities.

         4. Nonassignability Of Benefits. No benefit under this Agreement shall be subject in any manner to anticipation, alienation, sale, transfer or assignment by the Executive, his beneficiaries or his estate, nor shall any benefit in any manner by liable for or subject to attachments or legal process for or against the Executive, his beneficiaries or his estate.


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         5.  Termination Of Agreement.

              5.1 Termination Generally. Except as otherwise expressly stated herein, this Agreement, and all liabilities and obligations of the Company to the Executive under this Agreement, shall cease and terminate upon the earliest of the events specified below, provided that such termination shall not effect the right of the Executive or his estate or beneficiaries to receive any salary or bonus accrued but unpaid, and shall not affect any vested rights which the Executive may have pursuant to any insurance or other benefit plans or any other plans, policies or arrangements of the Company or any of its subsidiaries or affiliated corporations:

                   (a) expiration of the Term (including any continuation thereof) upon written notice of non-renewal by the Company to the Executive or by the Executive to the Company at least 30 days prior to any expiration date;

                   (b) the date of a determination by the Board of Directors that this Agreement should be terminated by reason of the Executive's suffering from a disability to such an extent that he will be unable to perform the functions of his office for a continuous period of not less than 6 months from the date of such determination;

                   (c)  the death of the Executive, subject to Section 5.3;

                   (d)  the date of termination for cause as discussed in
                        Section 5.2;

                   (e)  the date of termination other than for cause; and

                   (f)  voluntary termination of the Executive pursuant to
                        Section 5.4 hereof.

              5.2 Termination for Cause. Anything herein to the contrary notwithstanding, the Company may terminate the Term and all of the Company's then remaining obligations hereunder for cause. For purposes of this Agreement, "cause" shall mean (a) the Executive's material breach of this Agreement; (b) the Executive's gross negligence in performing his duties or willful or knowing failure or refusal to perform his duties as directed by the Board of Directors; (c) the appropriation (or attempted appropriation) of a material business opportunity of the Company, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Company; (d) the misappropriation (or attempted misappropriation) of any funds or property of the Company; (e) any breach of any fiduciary duty (imposed by this Agreement, at law, in equity or otherwise) owed to the Company; (f) the conviction of any crime involving an act of dishonesty or moral turpitude; or (g) the conviction of, or the


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entering of a guilty plea or plea of no contest with respect to, a felony, the equivalent thereof, or any other crime with respect to which imprisonment is a possible punishment.

              5.3 Death. If the Executive dies during the Term, the Executive's estate shall be entitled to receive the base compensation provided in Section 3.1 at the then current rate to the last day of the 6th month after his death occurs together with the bonus for any fiscal year which concludes during that 6 month period. If a fiscal year does not conclude during such 6 months, the Executive's estate shall be entitled to a bonus for the year of his death prorated according to the number of months in such year through the 6th month of the Executive's death.

              5.4 Termination by Executive. The Executive may terminate his employment under this Agreement upon 30 days notice.

              5.5 Post-Termination Compensation. Anything herein to the contrary (other than Section 5.2) notwithstanding, if a notice of termination is given to the Executive pursuant to 5.1(e) or a notice of non-renewal is given to the Executive pursuant to 5.1(a), or a notice of termination is given by the Executive pursuant to 5.4 by reason of a material (a) decrease in base salary (or bonus percentage), (b) change in job description or (c) change in location of employment to a location more than fifty (50) miles from the headquarters of the Company at the date of this Agreement, then the Company will pay the Executive one year's base salary at the rate existing 60 days prior to the date of the notice of termination. The Company will also pay a pro-rata portion of the bonus that would have been paid to the Executive for the year of termination at the time such bonuses are paid to other executives.
 Such payments shall be considered to be a severance payment and shall relieve the Executive and the Company of all obligations hereunder except that the Executive's covenants in Section 6, 7 and 8 shall be continuing obligations.

         6. Confidentiality. During the Term and for three years thereafter Executive will not disclose information concerning the Company's affairs, including undisclosed financial information, products, the identity of suppliers and the identity of customers, as to which the Executive has obtained specific knowledge during the Term of this Agreement and which is otherwise unknown to the public. The Executive's obligations under this
Section 6 shall survive the termination or expiration of this Agreement.

         7. Assignment And Disclosure Of Inventions. As used herein, "Restricted Inventions" shall mean all inventions, discoveries, improvements or modifications to inventions or discoveries, whether or not patentable, which are conceived of and/or reduced to practice, by the Executive, alone or with others, at any time during the Term and which are used or useful by the Company in any of its lines of business. The Executive shall disclose any Restricted Invention promptly to the


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Company and the Executive hereby assigns the Company all rights to any
Restricted Invention. The Executive will execute and deliver all documents and instruments necessary or desirable for the Company to apply for and obtain domestic and foreign patents for Restricted Inventions. The Executive's obligations under this Section 7 shall survive the termination or expiration of this Agreement.

         8.  Competition And Post Employment Restriction.

              8.1 Restrictions. During the Term of this Agreement and for one year after the period during which the Company is making payments to the Executive pursuant to the terms of this Agreement the Executive covenants and agrees that the Executive shall not directly or indirectly, without the Company's prior written consent: (a) make any public statement or disclosures inconsistent with his duties to advance the business and interests of the Company or make any statement disparaging the Company; (b) engage in research, scientific investigation, employment or consulting as an officer, director, employee, consultant or individual in any capacity whatsoever in any enterprise (whether or not for profit) which competes substantially with the business of the Company, its successors or affiliates; or (c) solicit employees of the Company in connection with any business, whether or not such business competes with the business of the Company, its successors or affiliates. The Executive's obligations under this Section 8 shall survive the termination or expiration of this Agreement.

              8.2 Covenants Extendable and Divisible. In the event of a breach by the Executive of any covenant set forth in Section 8.1 of this Agreement, the term of such covenant will be extended by the period of the duration of such breach. If any covenant in Section 8.1 is held to be unreasonable, arbitrary, or against public policy, such covenant will be considered to be divisible with respect to scope, time, and geographic area, and such lesser scope, time, or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding, and enforceable against the Executive.

         9. Injunctive Relief. The Executive acknowledges that disclosure of any Restrictive Inventions or any breach of any restrictive agreements contained herein shall give rise to irreparable injury to the Company. The damage done to the Company will be difficult to ascertain and the Company will be inadequately compensated in damages. Accordingly, the Company may seek and obtain injunctive relief against the breach of the foregoing undertakings, in addition to any other legal remedies, which may be available. The Executive further acknowledges and agrees that in the event of the termination of employment with the Company, the Executive's experience and capabilities are such that the Executive can obtain employment in business activities which are of a different or noncompeting nature with his activities as an Executive of the Company; and the enforcement of a remedy hereunder by way of injunction shall not prevent the Executive from earning a reasonable livelihood. The Executive further acknowledges and agrees the


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covenants contained herein are necessary for the protection of the Company's legitimate business interests and are reasonable in scope and content.

        10. Severability. Any provision of this Agreement which is determined by a court of competent jurisdiction to be invalid or unenforceable, due to being overbroad, shall be deemed to be amended to be only as broad as may be fully enforceable. Any provision of this Agreement which, notwithstanding the foregoing sentence, is determined by a court of competent jurisdiction to be invalid or unenforceable for any reason, shall not affect, impair or invalidate the remainder of this Agreement.

        11. Successors And Assigns. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns and shall be binding upon and inure to the benefit of the Executive and his heirs, executors, administrators, legal representatives and assigns.

        12. Notices. All notices, requests, demands and other communications hereunder must be in writing and shall be deemed to have been duly given if mailed by first class certified mail, return receipt requested, postage prepaid, to the parties at their address as first set forth above. A copy of any notice to the Company also shall be sent to:

                   Thomas J. Bitar, Esq.
                   Dillon, Bitar & Luther
                   53 Maple Avenue
                   Morristown, New Jersey 07960

Either party, by notice in writing mailed to the other as provided herein, may change the address to which future notices to such party shall be mailed.

        13. Miscellaneous. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of New Jersey. This Agreement embodies the entire agreement and understanding between the Company and the Executive and supersedes all prior agreements and understandings relating to the subject matter hereof except for written obligations relating to the stock option and benefit plan. This Agreement may not be modified or amended or any term or provision thereof waived or discharged except in writing signed by the party against whom such amendment, modification, waiver or discharge is sought to be enforced. All prior Agreements between the parties concerning the subject matters of this Agreement are hereby terminated. The headings of this Agreement are for the purpose of reference only and shall not limit or otherwise affect the meaning thereof.


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         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first set forth above.


                                 DATARAM CORPORATION



                                 By:___________________________________
                                    Robert V. Tarantino, Chairman of the Board
                                        and Chief Executive Officer


                                 THE EXECUTIVE



                                 _______________________________
                                 Jeffrey H. Duncan



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